UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

December 15, 2009

Facet Biotech Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34154	26-3070657
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 15, 2009, Facet Biotech Corporation (the “Company”) entered into a Stockholders Agreement (the “Stockholders Agreement”) with Biotechnology Value Fund, L.P. and certain of its affiliates (collectively “BVF”).  The Stockholders Agreement was entered into in response to a request from BVF that the Company amend the Rights Agreement, dated as of September 7, 2009, between the Company and Mellon Investor Services LLC, as rights agent (the “Rights Agreement”), to enable BVF to purchase certain additional shares of Company common stock (“Common Stock”) without causing the rights under the Rights Agreement to become exercisable.   BVF, Facet Biotech’s largest stockholder, currently holds 3,683,521 shares of Common Stock, which represents approximately 14.7% of the total number of shares of Common Stock outstanding.

The Stockholders Agreement provides for an amendment of the Rights Agreement to be entered into by the Company and the rights agent to permit BVF to increase its aggregate ownership of shares of Common Stock to an amount exceeding 15% but less than 20% of the outstanding shares of Common Stock without becoming an “acquiring person” pursuant to the Rights Agreement, subject to compliance with the terms of the Stockholders Agreement.  In the event the aggregate ownership of BVF is greater than 15% and less than 20% of the outstanding shares of Common Stock, if BVF transfers any shares of Common Stock, the ownership limitation under the Rights Agreement applicable to BVF will be adjusted downwards so as to always equal one share greater than BVF’s then-current ownership, until such time as the limitation reaches 15%.

The Stockholders Agreement also contains a voting agreement which provides that as long as BVF owns more than 15% of the outstanding Common Stock during the term of the Stockholders Agreement, BVF will vote any shares in excess of 15% either in the same proportion as other stockholders of the Company or in accordance with the recommendation of the Company’s board of directors, at BVF’s election.

The description contained in this Item 1.01 of certain terms of the Stockholders Agreement is qualified in its entirety by reference to the full text of the Stockholders Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.  The Stockholders Agreement was announced and further described in a press release issued by Facet Biotech on December 15, 2009, which is being filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.1

Stockholders Agreement, dated as of December 15, 2009, by and between Facet Biotech Corporation, and Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVF Investments, L.L.C., Investment 10, L.L.C., BVF Partners L.P., BVF Inc. and Mark N. Lampert.

99.1	Press release issued by Facet Biotech Corporation on December 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2009	Facet Biotech Corporation

	By:	/s/ Francis Sarena
Francis Sarena
Vice President, General Counsel and Secretary